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                                                                      Exhibit 23





INDEPENDENT AUDITORS' CONSENT


BENJAMIN MOORE & CO.:

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 33-2694 and in Registration Statement Nos. 33-39750, 33-69480, 333-49465 and 333-51083 of Benjamin Moore & Co. and
Subsidiaries on Form S-8 of our report dated February 17, 2000 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in 1997 in the method of computing depreciation) appearing in this Annual Report on Form 10-K of Benjamin Moore & Co. and Subsidiaries for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
March 27, 2000




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